EXHIBIT 99.3

EXPRESS SCRIPTS HOLDING COMPANY

Offer for all outstanding 2.750% Senior Notes due 2014 and the related Subsidiary

Guarantees in exchange for 2.750% Senior Notes due 2014 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended,

Offer for all outstanding 2.100% Senior Notes due 2015 and the related Subsidiary

Guarantees in exchange for 2.100% Senior Notes due 2015 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended,

Offer for all outstanding 3.500% Senior Notes due 2016 and the related Subsidiary

Guarantees in exchange for 3.500% Senior Notes due 2016 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended,

Offer for all outstanding 2.650% Senior Notes due 2017 and the related Subsidiary

Guarantees in exchange for 2.650% Senior Notes due 2017 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended,

Offer for all outstanding 4.750% Senior Notes due 2021 and the related Subsidiary

Guarantees in exchange for 4.750% Senior Notes due 2021 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended,

Offer for all outstanding 3.900% Senior Notes due 2022 and the related Subsidiary

Guarantees in exchange for 3.900% Senior Notes due 2022 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended,

and

Offer for all outstanding 6.125% Senior Notes due 2041 and the related Subsidiary

Guarantees in exchange for 6.125% Senior Notes due 2041 and the related Subsidiary

Guarantees that have been registered under the Securities Act of 1933, as amended.

, 2012

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Express Scripts Holding Company, a Delaware corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus dated             , 2012 (the “Prospectus”), to exchange (the “Exchange Offer”):

•

an aggregate principal amount of up to $900,000,000 of its 2.750% Senior Notes due 2014 and the related Subsidiary Guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (individually a “New 2014 Note” and collectively, the “New 2014 Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 2.750% Senior Notes due 2014 and the related Subsidiary Guarantees (individually an “Old 2014 Note” and collectively, the “Old 2014 Notes”) from the registered holders thereof,

•

an aggregate principal amount of up to $1,000,000,000 of its 2.100% Senior Notes due 2015 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2015 Note” and collectively, the “New 2015 Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 2.100% Senior Notes due 2015 and the related Subsidiary Guarantees (individually an “Old 2015 Note” and collectively, the “Old 2015 Notes”) from the registered holders thereof,

•

an aggregate principal amount of up to $1,250,000,000 of its 3.500% Senior Notes due 2016 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2016 Note” and collectively, the “New 2016 Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 3.500% Senior Notes due 2016 and the related Subsidiary Guarantees (individually an “Old 2016 Note” and collectively, the “Old 2016 Notes”) from the registered holders thereof,

•

an aggregate principal amount of up to $1,500,000,000 of its 2.650% Senior Notes due 2017 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2017 Note” and collectively, the “New 2017 Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 2.650% Senior Notes due 2017 and the related Subsidiary Guarantees (individually an “Old 2017 Note” and collectively, the “Old 2017 Notes”) from the registered holders thereof,

•

an aggregate principal amount of up to $1,250,000,000 of its 4.750% Senior Notes due 2021 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2021 Note” and collectively, the “New 2021 Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 4.750% Senior Notes due 2021 and the related Subsidiary Guarantees (individually an “Old 2021 Note” and collectively, the “Old 2021 Notes”) from the registered holders thereof,

•

an aggregate principal amount of up to $1,000,000,000 of its 3.900% Senior Notes due 2022 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2022 Note” and collectively, the “New 2022 Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 3.900% Senior Notes due 2022 and the related Subsidiary Guarantees (individually an “Old 2022 Note” and collectively, the “Old 2022 Notes”) from the registered holders thereof, and

•

an aggregate principal amount of up to $700,000,000 of its 6.125% Senior Notes due 2041 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2041 Note,” collectively, the “New 2041 Notes” and, collectively with the New 2014 Notes, the New 2015 Notes, the New 2016 Notes, the New 2017 Notes, the New 2021 Notes and the New 2022 Notes, the “New Notes”),

for a like principal amount at maturity of the Company’s issued and outstanding 6.125% Senior Notes due 2041 and the related Subsidiary Guarantees (individually an “Old 2041 Note,” collectively, the “Old 2041 Notes” and, collectively with the Old 2014 Notes, the Old 2015 Notes, the Old 2016 Notes, the Old 2017 Notes, the Old 2021 Notes and the Old 2022 Notes, the “Old Notes”) from the registered holders thereof.

The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of November 21, 2011, relating to the Old 2014 Notes, the Registration Rights Agreement, dated as of February 9, 2012, relating to the Old 2015 Notes, the Registration Rights Agreement, dated as of November 21, 2011, relating to the Old 2016 Notes, the Registration Rights Agreement, dated as of February 9, 2012, relating to the Old 2017 Notes, the Registration Rights Agreement, dated as of November 21, 2011, relating to the Old 2021 Notes, the Registration Rights Agreement, dated as of February 9, 2012, relating to the Old 2022 Notes, and the Registration Rights Agreement, dated as of November 21, 2011, relating to the Old 2041 Notes, each by and among the Company, certain of its subsidiaries and the representatives of the several initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated , 2012; and

2.	A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012 unless extended by the Company (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, National Association, the Exchange Agent for the Exchange Offer, at one of its addresses and telephone numbers set forth in the Prospectus under the caption “The Exchange Offer—The Exchange Agent.”

Very truly yours,

EXPRESS SCRIPTS HOLDING COMPANY

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

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